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                                   EXHIBIT 11

                           BROOKTROUT TECHNOLOGY, INC.

                     COMPUTATION OF INCOME PER COMMON SHARE
                      (In Thousands, Except per Share Data)


                                                                         DECEMBER 31,
                                                              1996          1995           1994
                                                          --------------------------------------
Primary Income Per Share:
  Weighted Average Number of Common and
  Common Equivalent Shares Outstanding:

    Common Stock........................................      9,947         9,661         9,570
    Common equivalent shares resulting from options             954           416           273
                                                            -------       -------        -------
     Total..............................................     10,901        10,077         9,843
                                                            =======       =======        ======
Net income..............................................    $ 6,865       $ 5,203        $2,629
                                                            =======       =======        ======
Net income per Common Share.............................    $  0.63       $  0.52        $ 0.27
                                                            =======       =======        ======

Fully Diluted Income Per Share:
  Weighted Average Number of Common and
    Common Equivalent Shares Outstanding:
    Common Stock........................................      9,947         9,661         9,574
    Common equivalent shares resulting from options           1,019           492           267
                                                            -------       -------        ------
     Total..............................................     10,966        10,153         9,841
                                                            =======       =======        ======
Net income..............................................    $ 6,865       $ 5,203        $2,629
                                                            =======       =======        ======
Net income per Common Share.............................    $  0.63       $  0.51        $0.27
                                                            =======       =======        ======
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